Exhibit 99.1

NEWS RELEASE

5904 Richmond Highway

Suite 300

Alexandria, Virginia 22303

Tel: (703) 329-9400

Fax: (703) 329-8187

www.analex.com	Release: IMMEDIATE For: ANALEX CORPORATION (Symbol: NLX)
Contact:	Amber Gordon

(703) 329-9400

ANALEX WELCOMES THOMAS HEWITT TO

EXPANDED BOARD OF DIRECTORS

Alexandria, VA, June 15, 2004 – Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today announced that Thomas L. Hewitt has been elected to its Board of Directors and will serve as an independent director.

Analex Chairman and CEO, Sterling Phillips, stated, “Tom Hewitt has been a recognized leader in Federal contracting for more than two decades and is an excellent choice for our Board. Tom was recommended by our newly formed Nominating Committee and received overwhelming support from the Board due to his extensive experience in our marketplace.”

Mr. Hewitt commented, “I am pleased to be joining the Board of Analex during this time of dynamic growth of the company. With its plans for future growth, both though organic business development and further acquisitions, Analex is an exciting company in this industry.”

Analex also announced that the size of its Board has been expanded from seven to nine positions, eight of which are now filled. The company noted that its Board had approved an amendment to the company’s bylaws permitting the Board to fill any vacancy occurring on the Board due to an increase in the number of directors. When the ninth position is filled, the Analex Board will be composed of a majority of independent directors, in keeping with the company’s overall corporate governance plans.

About Tom Hewitt

Mr. Hewitt is the founder and CEO of Global Governments, Inc., which focuses on strategic planning and marketing in the international government technology marketplace. He was previously the founder and CEO of Federal Sources, Inc., a market research and consulting firm focused on government information technology, which he sold to Primedia Information, Inc. in 1998. Mr. Hewitt served on the Commonwealth of Virginia’s first Commission on Information Technology appointed by former Governor James Gilmore. He serves as a member of the Boards of Directors of GTSI Corporation, Halifax Corporation, Input, Inc., ObjectVideo and Sigaba.

More …

ANALEX: Announces Hewitt as New Director on Expanded Board	Page 2
June 15, 2004

About Analex

ANALEX specializes in developing intelligence, systems engineering, security and biodefense services in support of our nation’s security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company’s stock trades on the American Stock Exchange under the symbol NLX. The Company can be found on the Internet at www.analex.com. Analex investor relations can be contacted at (703) 329-9400 or via email at amber.gordon@analex.com.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth / consolidation in the government contracting, defense and intelligences arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled scientific, technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #